Exhibit 99.1

Rennova Health to hold BUSINESS UPDATE conference call on JANUARY 5

WEST PALM BEACH, Fla. (December 21, 2016) – Rennova Health, Inc. (NASDAQ: RNVA), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers, announces the Company will host an investment community conference call on January 5, 2017 beginning at 4:30 p.m. Eastern time. During the call members of the Rennova executive management team will discuss the Company’s business strategy as well as its milestones and expectations for 2017.

To access the conference call, U.S.-based listeners should dial 888-563-6275 and international listeners should dial 706-634-7417. All listeners should provide passcode 43727009. Individuals interested in listening to the live conference call via the Internet may do so by logging onto the Company’s website at www.rennovahealth.com.

Following the conclusion of the conference call, a replay will be available through January 11, 2017 and can be accessed by dialing 855-859-2056 from within the U.S. or 404-537-3406 from outside the U.S. All listeners should provide passcode 43727009. The webcast will be available for 30 days.

About Rennova Health, Inc.

Rennova Health, Inc. (NASDAQ: RNVA) provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcome. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information about Rennova Health, Inc., visit www.rennovahealth.com.

Contacts:

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

Investors
LHA
Kim Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com

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